Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Otis Buchanan

Media Relations

Liquidmetal Technologies, Inc.

949-635-2120

otis.buchanan@liquidmetal.com

Professor Lugee Li Named President & CEO of Liquidmetal® Technologies

Rancho Santa Margarita, Calif. – December 14, 2016 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT), announced today that it has named Professor Lugee Li as President and Chief Executive Officer of Liquidmetal Technologies effective immediately. Professor Li has served as a member of the Company’s Board of Directors since March 10, 2016 and is the sole owner of Liquidmetal Technology Limited, a Hong Kong company that is the Company’s largest shareholder. Professor Li will not be taking any compensation as a result of his appointment as President and Chief Executive Officer.

Professor Li will make his first public remarks as President & CEO at the Company’s previously announced special investor update conference call to be held on Thursday, December 15, 2016. The dial-in details for the conference call are included in the press release announcing the call previously issued on December 1, 2016.

About Liquidmetal Technologies

Rancho Santa Margarita, California-based Liquidmetal Technologies, Inc. is the leading developer of bulk alloys that utilize the performance advantages offered by amorphous alloy technology. Amorphous alloys are unique materials that are distinguished by their ability to retain a random structure when they solidify, in contrast to the crystalline atomic structure that forms in ordinary metals and alloys. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.